UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

_________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2019

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Xenetic Biosciences, Inc.

(Exact name of registrant as specified in charter)

Nevada	001-37937	45-2952962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Speen Street, Suite 102
Framingham, Massachusetts	01701
(Address of principal executive offices)	(Zip Code)

(781) 778-7720

(Registrant’s telephone number, including area code)

_______________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	XBIO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.        Entry into a Material Definitive Agreement.

On June 7, 2019, Xenetic Biosciences, Inc. (the "Company") amended (i) that certain Share Purchase Agreement (the “Share Purchase Agreement”) among the Company, Hesperix SA, a Swiss corporation (“Hesperix”), the owners of Hesperix (each, a “Seller” and collectively, the “Sellers”), and Alexey Andreevich Vinogradov, as the representative of each Seller, dated March 1, 2019 (the "Signing Date") and (ii) that certain assignment agreement (the “OPKO Assignment Agreement”) between the Company and OPKO Pharmaceuticals, LLC, dated as of the Signing Date, in order to facilitate adjustments to the number of Company shares of common stock, par value $0.001 (the "Common Stock") to be issued pursuant to the Share Purchase Agreement and the OPKO Assignment Agreement in the event of any change in the outstanding shares of Common Stock of the Company shall occur by reason of any reclassification, recapitalization, stock split, reverse split, subdivision or combination, exchange or readjustment of shares, or any stock dividend thereon.

Item 8.01.        Other Events.

On June 13, 2019, the Board of Directors (the "Board") of the Company approved a reverse stock split of the Common Stock within the range of 1-for-5 to 1-for-20 of the Company's issued and outstanding Common Stock for the purpose of obtaining a higher per share trading price for the Common Stock. Also, the Company’s authorized shares of Common Stock will be proportionately adjusted for the reverse stock split. The final ratio, effective date and date of filing of the certificate of change in connection with the reverse stock split will be determined by the Pricing Committee of the Board (the "Pricing Committee") in its sole discretion.

Also, all shares subject to all outstanding equity awards and the exercise price of any such award (if applicable) and the number of shares remaining available for issuance under the Amended and Restated Xenetic Biosciences, Inc. Equity Incentive Plan, and all shares underlying other derivative securities of the Company, including exercise prices and conversion rates (if applicable) will be proportionately adjusted for the reverse stock split. The Pricing Committee may effect only one reverse stock split as a result of this authorization. The Pricing Committee's decision as to the final ratio and when to effect the reverse stock split will be based on a number of factors, including market conditions, existing and expected trading prices for the Common Stock, and the continued listing requirements of The Nasdaq Stock Market.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	First Amendment to the Share Purchase Agreement
10.1	First Amendment to the OPKO Assignment Agreement

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the acquisition of Hesperix, the Company has filed and had declared effective with the Securities and Exchange Commission (the “SEC”), a registration statement on Form S-4 that includes a combined definitive proxy statement/prospectus. This communication is not a substitute for any proxy statement, prospectus registration statement, or other documents the Company may file with the SEC in connection with the acquisition. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE DOCUMENTS, ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, AND OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE ACQUISITION, BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these materials and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed by the Company with the SEC by directing a written request to Xenetic Biosciences, Inc., 40 Speen Street, Suite 102, Framingham, MA 01701 or by calling 781-778-7720.

PARTICIPANTS IN THE SOLICITATION

This communication is not a solicitation of a proxy from any investor or security holder. The Company, its respective directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from shareholders of the Company in connection with the acquisition. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the acquisition, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the relevant materials when filed with the SEC. Information regarding the directors and executive officers of the Company is contained in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 29, 2019 as amended on April 30, 2019, and its Registration Statement on Form S-4 including a combined proxy statement/prospectus, which was filed on March 29, 2019, as amended and declared effective on May 22, 2019. These documents can be obtained free of charge from the sources indicated above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENETIC BIOSCIENCES, INC.

By: /s/ James Parslow
Date: June 13, 2019	Name: James Parslow
Title: Chief Financial Officer

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